EXHIBIT 99-1

NEWS RELEASE for August 20, 2026

Contact: Dina Masi, CFO

Integrated BioPharma, Inc.

investors@ibiopharma.com

888.319.6962

INTEGRATED BIOPHARMA'S WHOLLY-OWNED SUBSIDIARY, MANHATTAN DRUG COMPANY, INC. APPOINTS MICHAEL RICHTMYER AS HEAD OF OPERATIONS

HILLSIDE, NEW JERSEY (August 20, 2026) - Integrated BioPharma, Inc. ((OTCQX: INBP)) — Manhattan Drug Company, Inc. (“MDC”), a wholly owned subsidiary of Integrated BioPharma, Inc. (the “Company”) announces that Michael G. Richtmyer joined the Company on August 3, 2026 as Head of Operations for MDC. Mr. Richtmyer is an experienced senior operations leader, bringing more than 35 years of stewardship in manufacturing, supply chain, quality, and organizational transformation.

Mr. Richtmyer will lead operational strategies and execution across MDC, with a focus on manufacturing performance, supply chain reliability, quality systems, productivity, and scalable growth.

Mr. Richtmyer brings more than three decades of senior operations and general management experience across the pharmaceutical, nutraceutical, mineral, supplement, personal care, and contract manufacturing sectors. His background includes leading multisite manufacturing and distribution organizations, improving profitability, strengthening customer relationships, and guiding organizations through growth, integration, and operational change.

“Michael’s deep operational expertise and proven ability to improve performance across complex manufacturing environments make him an outstanding addition to MDC. His leadership will help advance our commitment to operational excellence, quality, customer service, and long-term growth.”, stated the Co-Chief Executive Officers of the Company, Riva Sheppard and Christina Kay.

Most recently, Richtmyer served as President of Tishcon Corp., where he held full operational, quality, sales, and budgetary responsibility for two vitamin, mineral, and supplement contract manufacturing sites. There, he managed operations producing softgels, capsules, tablets, and powders, including turnkey packaging solutions for more than 650 active products.

Throughout his career, Mr. Richtmyer held various senior positions at several branded and contract manufacturing companies, specializing in vitamins, minerals, supplements and personal care manufacturing, and the pharmaceutical industry. He led manufacturing, packaging, engineering, maintenance, supply chain, purchasing, quality, information technology, and third-party manufacturing. He implemented new planning processes, updated manufacturing routing and product costing models, established operational performance metrics, and oversaw quality and environmental, health, and safety compliance with federal and state regulatory agencies.

Mr. Richtmyer previously worked with the Company from 1991 to 1999 and now returns with expanded leadership experience in manufacturing operations, supply chain strategy, quality oversight, business transformation, ERP implementation, capital planning, and organizational development.

“I am excited to return to MDC and contribute to its next phase of operational growth,” said Mr. Richtmyer. “I look forward to working with the team to build on the Company’s foundation, strengthen execution, and deliver reliable, high-quality service to customers, Mr. Richtmyer further stated.”

MDC is a contract manufacturer of vitamins and nutritional supplements for sale to distributors, multilevel marketers and specialized health-care providers.

About Integrated BioPharma Inc. (INBP)

Integrated BioPharma, Inc. (“INBP”) is engaged primarily in the business of manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products. Further information is available at ir.ibiopharma.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of INBP to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” believes,” intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are not guarantees of future performance. Such statements speak only as of the date hereof, are subject to change and should not be relied upon for investment purposes. INBP undertakes no obligation to revise or update any statements for any reasons. The risks, uncertainties and assumptions include, among others, changes in general economic and business conditions; loss of market share through competition; introduction of competing products by other companies; the timing of regulatory approval and the introduction of new products by INBP; changes in industry capacity; pressure on prices from competition or from purchasers of INBP’s products; regulatory changes in the pharmaceutical manufacturing industry and nutraceutical industry; regulatory obstacles to the introduction of new technologies or products that are important to INBP; availability of qualified personnel; the loss of any significant customers or suppliers; inflation, including inflationary pressures from any tariffs, and tightened labor markets; our ability to expand our customer base and other risks and uncertainties described in the section entitled “Risk Factors” in INBP’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. Accordingly, INBP cannot give assurance that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of INBP.